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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-78069, 333-78071, 333-78073, 333-31224,
333-54486, 333-54488, 333-54490, 333-90498, 333-90500, 333-90502, 333-116385,
333-116387 and 333-116389) and Form S-3 (No. 333-34450 and 333-109753) of MKS
Instruments, Inc. of our report dated March 14, 2006 relating to the consolidated financial statements, the financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
March 14, 2006